EXHIBIT 99.1

NETSOL Technologies Reports Fiscal Second Quarter 2019 Financial Results

Revenue Growth of 18% to $17 Million and EPS of $0.25 Leads to Fifth Consecutive Quarter of Profitability

CALABASAS, Calif., February 13, 2019 – NETSOL Technologies, Inc. (NASDAQ: NTWK), a global business services and enterprise application solutions provider, reported results for the fiscal second quarter ended December 31, 2018.

Second Quarter and Recent Operational Highlights

●	Made significant strides in the ongoing implementation process for the deployment of NFS AscentTM Retail and Wholesale platforms with European tier-one global auto captive in China related to the $30 million contract signed in September 2018.
●	Commenced implementation of NFS Ascent Retail platform at captive auto leasing company of a major US based auto manufacturer in China.
●	Successfully began the implementation process of NFS Ascent™ Wholesale module in Japan for German auto manufacturing giant as part of the ongoing international deployment associated with the previously announced 12-country, $110 million contract.
●	Initiated process to implement NFS Ascent Solution in Singapore, Malaysia, Hong Kong and Thailand as part of the previously announced 12-country, $110 million contract.
●	Secured a mid-six-figure SaaS contract with a leading automotive leasing company covering all of Canada for a key automotive brand to provide access to the LeasePak Cloud product.
●	Appointed industry veteran Hui Liang as company’s President of China to expand footprint in the region and improve existing relationships with key customers.
●	Generated nearly $1.8 million through successfully implementing change requests from various customers across major business regions.
●	Dedicated additional resources to data science and blockchain development initiatives in both Pakistan and Thailand to create new tools and products focused on machine learning and vehicle tracking as part of the company’s broader Innovation Lab efforts.

Fiscal Second Quarter 2019 Financial Results

Total net revenues for the second quarter of fiscal 2019 were $17.0 million, compared with $14.4 million in the prior year period. The increase in total net revenues was primarily due to an increase in total license fees of $4.4 million, which was offset by a decrease in total services revenues of $1.8 million.

●	Total license fees were $4.8 million, compared with $453,000 in the prior year period.
●	Total maintenance fees were $3.7 million, compared with $3.7 million in the prior year period.
●	Total services revenues were $8.5 million, compared with $10.3 million in the prior year period.

Gross profit for the second quarter of fiscal 2019 was $8.9 million (or 52.1% of total net revenues), compared to $6.7 million (or 46.3% of total net revenues) in the second quarter of fiscal 2018. The increase in gross profit as a percentage of net revenues was primarily due to an increase in total net revenues of $2.6 million, which was offset by an increase in the cost of revenues of $386,000.

Operating expenses for the second quarter of fiscal 2019 increased 5% to $6.7 million (or 39.2% of total net revenues) from $6.4 million (or 44.1% of total net revenues) for the second quarter of fiscal 2018. The increase in operating expenses was primarily due to increases in salaries and wages, research and development expenses and professional services expenses, which were offset by decreases in selling and marketing expenses, depreciation, and general and administrative expenses.

Net income attributable to NETSOL for the second quarter of fiscal 2019 totaled $2.9 million or $0.25 per diluted share, an improvement from net income of $634,000 or $0.06 per diluted share in the second quarter of fiscal 2018.

Non-GAAP adjusted EBITDA for the second quarter of fiscal 2019 totaled $4.1 million or $0.35 per diluted share, an improvement from $2.1 million or $0.19 per diluted share in the second quarter of fiscal 2018 (see note regarding “Use of Non-GAAP Financial Measures,” below for further discussion of this non-GAAP measure).

At December 31, 2018, cash and cash equivalents were $20.3 million, an increase from $10.0 million at the end of the prior year quarter.

Management Commentary

“The second quarter was yet another period of strong, consistent performance for NETSOL, driven by various new business wins throughout our major operating regions as well as ongoing implementations for some of the larger contracts we’ve secured over the past few months,” said company Co-Founder, Chairman and Chief Executive Officer Najeeb Ghauri. “Financially, this healthy combination translated to 18% revenue growth year-over-year as well as our fifth consecutive profitable quarter. Operationally, with a number of significant near-term opportunities before us, we remain highly confident in our ability to generate healthy top and bottom line results for the remainder of the year and remain in solid positioning to achieve our previously stated goal of double-digit topline growth for fiscal 2019.”

Sales Outlook

“NETSOL’s total global pipeline remains robust, especially in our APAC region, where we are seeing demand grow for both our products and services,” added President and Head of Sales Naeem Ghauri. “Additionally, we are continuing to benefit from our local business knowledge and strong relationships as many of our competitors struggle to establish a presence in the region. Going forward, we are cognizant of the various, emerging macro-economic challenges in China and will continue to monitor these issues closely. However, we are still seeing healthy interest from our existing customers who are investing in our systems to derive additional efficiencies that should aid them in addressing potential corrections in their respective markets. Looking ahead to the remainder of the year, we are currently in good positioning on a number of customer ‘shortlists’ for large-scale programs where we believe we have a good chance of success and remain bullish on our forecasts for fiscal 2019.”

Conference Call

NETSOL Technologies management will hold a conference call today (February 13, 2019) at 11:00 a.m. Eastern time (8:00 a.m. Pacific time) to discuss these financial results. A question and answer session will follow management’s presentation.

U.S. dial-in: 1-877-407-0789

International dial-in: 1-201-689-8562

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at 1-949-574-3860.

The conference call will be broadcasted live and available for replay here and via the Investor Relations section of NETSOL’s website.

A replay of the conference call will be available after 2:00 p.m. Eastern time on the same day through February 27, 2019.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 13687282

About NETSOL Technologies

NETSOL Technologies, Inc. (NASDAQ: NTWK) is a worldwide provider of IT and enterprise software solutions primarily serving the global Leasing and Finance industry. The company’s suite of applications is backed by 40 years of domain expertise and supported by a committed team of approximately 1,350 professionals placed in eight strategically located support and delivery centers throughout the world. NFS, LeasePak, LeaseSoft or NFS Ascent – help companies transform their Finance and Leasing operations, providing a fully automated asset-based finance solution covering the complete leasing and finance lifecycle.

Forward-Looking Statements

Certain statements in this press release are forward-looking in nature, including, but not limited to, expected net revenue and the demand for and sales lifecycle of NFS Ascent, and accordingly, are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words “expects,” “anticipates,” variations of such words, and similar expressions, identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Factors that could affect the Company’s actual results include the progress and costs of the development of products and services and the timing of the market acceptance. The subject Companies expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

Use of Non-GAAP Financial Measures

The reconciliation of Adjusted EBITDA to net income, the most comparable financial measure based upon GAAP, as well as a further explanation of adjusted EBITDA, is included in the financial tables in Schedule 4 of this press release.

Investor Relations Contact:

Matt Glover and Tom Colton

Liolios

949-574-3860

investors@netsoltech.com

NETSOL Technologies, Inc. and Subsidiaries

Schedule 1: Consolidated Balance Sheets

	As of December 31,	As of June 30,
	2018	2018
ASSETS
Current assets:
Cash and cash equivalents	$20,320,804	$22,088,853
Accounts receivable, net of allowance of $376,178 and $610,061	7,852,296	12,775,461
Accounts receivable, net - related party	2,944,290	3,374,272
Revenues in excess of billings	13,832,654	14,285,778
Revenues in excess of billings - related party	62,323	-
Convertible note receivable - related party	3,156,500	2,123,500
Other current assets	4,092,921	2,703,032
Total current assets	52,261,788	57,350,896
Revenues in excess of billings, net - long term	-	1,206,669
Property and equipment, net	14,005,541	16,165,491
Long term investment	2,689,005	3,217,162
Other assets	35,470	70,299
Intangible assets, net	9,637,010	12,247,196
Goodwill	9,516,568	9,516,568
Total assets	$88,145,382	$99,774,281

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$7,468,984	$7,873,809
Current portion of loans and obligations under capitalized leases	7,627,426	8,595,919
Unearned revenues	4,705,302	5,949,581
Common stock to be issued	88,324	88,324
Total current liabilities	19,890,036	22,507,633
Loans and obligations under capitalized leases; less current maturities	345,473	330,596
Total liabilities	20,235,509	22,838,229
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value; 500,000 shares authorized;	-	-
Common stock, $.01 par value; 14,500,000 shares authorized; 11,860,310 shares issued and 11,654,457 outstanding as of December 31, 2018 and 11,708,469 shares issued and 11,502,616 outstanding as of June 30, 2018	118,603	117,085
Additional paid-in-capital	127,398,738	126,479,147
Treasury stock (At cost, 205,853 shares and 205,853 shares as of December 31, 2018 and June 30, 2018, respectively)	(1,205,024)	(1,205,024)
Accumulated deficit	(39,972,079)	(37,994,502)
Stock subscription receivable	(221,000)	(221,000)
Other comprehensive loss	(28,446,811)	(24,386,071)
Total NetSol stockholders’ equity	57,672,427	62,789,635
Non-controlling interest	10,237,446	14,146,417
Total stockholders’ equity	67,909,873	76,936,052
Total liabilities and stockholders’ equity	$88,145,382	$99,774,281

NETSOL Technologies, Inc. and Subsidiaries

Schedule 2: Consolidated Statement of Operations

	For the Three Months		For the Six Months
	Ended December 31,		Ended December 31,
	2018	2017	2018	2017
Net Revenues:
License fees	$4,817,569	$235,932	$10,773,682	$561,998
Maintenance fees	3,534,693	3,568,448	7,173,020	7,042,173
Services	8,237,334	9,087,191	14,655,968	16,104,928
License fees - related party	-	217,105	-	261,513
Maintenance fees - related party	127,030	101,251	228,379	204,214
Services - related party	286,001	1,236,508	568,123	3,090,385
Total net revenues	17,002,627	14,446,435	33,399,172	27,265,211

Cost of revenues:
Salaries and consultants	4,497,054	5,362,092	9,517,616	10,826,252
Travel	1,706,182	287,901	2,858,179	801,013
Depreciation and amortization	880,048	1,168,103	1,817,652	2,341,216
Other	1,060,772	939,986	2,109,096	1,796,568
Total cost of revenues	8,144,056	7,758,082	16,302,543	15,765,049

Gross profit	8,858,571	6,688,353	17,096,629	11,500,162

Operating expenses:
Selling and marketing	2,048,303	1,932,140	3,749,629	3,643,436
Depreciation and amortization	193,779	222,785	406,011	468,658
General and administrative	4,002,059	4,026,706	8,408,779	7,814,264
Research and development cost	424,652	189,891	742,807	374,976
Total operating expenses	6,668,793	6,371,522	13,307,226	12,301,334

Income (loss) from operations	2,189,778	316,831	3,789,403	(801,172)

Other income and (expenses)
Gain (loss) on sale of assets	(3,504)	(8,939)	48,790	(16,069)
Interest expense	(63,804)	(109,675)	(163,238)	(227,746)
Interest income	230,421	115,570	479,385	252,481
Gain on foreign currency exchange transactions	2,536,755	1,737,967	2,547,667	2,754,329
Share of net loss from equity investment	(298,293)	(203,336)	(597,984)	(270,898)
Other income	4,503	14,511	9,882	15,610
Total other income (expenses)	2,406,078	1,546,098	2,324,502	2,507,707

Net income before income taxes	4,595,856	1,862,929	6,113,905	1,706,535
Income tax provision	(264,872)	(200,927)	(501,786)	(225,798)
Net income	4,330,984	1,662,002	5,612,119	1,480,737
Non-controlling interest	(1,475,355)	(1,027,581)	(1,793,901)	(1,215,814)
Net income attributable to NetSol	$2,855,629	$634,421	$3,818,218	$264,923

Net income (loss) per share:
Net income (loss) per common share
Basic	$0.25	$0.06	$0.33	$0.02
Diluted	$0.25	$0.06	$0.33	$0.02

Weighted average number of shares outstanding
Basic	11,586,507	11,159,075	11,542,877	11,115,346
Diluted	11,592,193	11,171,543	11,548,563	11,127,814

NETSOL Technologies, Inc. and Subsidiaries

Schedule 3: Consolidated Statement of Cash Flows

	For the Six Months
	Ended December 31,
	2018	2017
Cash flows from operating activities:
Net income	$5,612,119	$1,480,737
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	2,223,663	2,809,874
Share of net loss from investment under equity method	597,984	270,898
(Gain) loss on sale of assets	(48,790)	16,069
Stock based compensation	869,743	833,530
Changes in operating assets and liabilities:
Accounts receivable	4,208,751	(13,231,059)
Accounts receivable - related party	(219,538)	(1,637,829)
Revenues in excess of billing	(7,633,216)	602,676
Revenues in excess of billing - related party	(91,279)	(32,308)
Other current assets	(1,409,746)	(524,547)
Accounts payable and accrued expenses	139,331	887,824
Unearned revenue	(1,094,375)	6,469,146
Net cash provided by (used in) operating activities	3,154,647	(2,054,989)

Cash flows from investing activities:
Purchases of property and equipment	(1,441,237)	(543,123)
Sales of property and equipment	519,645	193,241
Convertible note receivable - related party	(1,033,000)	(500,000)
Investment in WRLD3D	-	(50,000)
Net cash used in investing activities	(1,954,592)	(899,882)

Cash flows from financing activities:
Proceeds from the exercise of stock options and warrants	65,000	215,311
Proceeds from exercise of subsidiary options	2,650	7,755
Purchase of treasury stock	-	(601,020)
Dividend paid by subsidiary to non-controlling interest	(566,465)	(417,853)
Proceeds from bank loans	382,240	708,457
Payments on capital lease obligations and loans - net	(289,027)	(361,814)
Net cash used in financing activities	(405,602)	(449,164)
Effect of exchange rate changes	(2,562,502)	(764,269)
Net decrease in cash and cash equivalents	(1,768,049)	(4,168,304)
Cash and cash equivalents at beginning of the period	22,088,853	14,172,954
Cash and cash equivalents at end of period	$20,320,804	$10,004,650

NETSOL Technologies, Inc. and Subsidiaries

Schedule 4: Reconciliation to GAAP

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017

Net Income (loss) before preferred dividend, per GAAP	$2,855,629	$634,421	$3,818,218	$264,923
Non-controlling interest	1,475,355	1,027,581	1,793,901	1,215,814
Income taxes	264,872	200,927	501,786	225,798
Depreciation and amortization	1,073,827	1,390,888	2,223,663	2,809,874
Interest expense	63,804	109,675	163,238	227,746
Interest (income)	(230,421)	(115,570)	(479,385)	(252,481)
EBITDA	$5,503,066	$3,247,922	$8,021,421	$4,491,674
Add back:
Non-cash stock-based compensation	437,695	405,721	869,743	833,530
Adjusted EBITDA, gross	$5,940,761	$3,653,643	$8,891,164	$5,325,204
Less non-controlling interest (a)	(1,887,861)	(1,562,303)	(2,640,530)	(2,264,167)
Adjusted EBITDA, net	$4,052,900	$2,091,340	$6,250,634	$3,061,037

Weighted Average number of shares outstanding
Basic	11,586,507	11,159,075	11,542,877	11,115,346
Diluted	11,592,193	11,171,543	11,548,563	11,127,814

Basic adjusted EBITDA	$0.35	$0.19	$0.54	$0.28
Diluted adjusted EBITDA	$0.35	$0.19	$0.54	$0.28

(a)The reconciliation of adjusted EBITDA of non-controlling interest to net income attributable to non-controlling interest is as follows

Net Income attributable to non-controlling interest	$1,475,355	$1,027,581	$1,793,901	$1,215,814
Income Taxes	70,821	29,945	141,364	40,423
Depreciation and amortization	338,278	465,138	704,132	932,320
Interest expense	20,219	34,463	52,909	73,535
Interest (income)	(54,247)	(36,918)	(121,115)	(82,075)
EBITDA	$1,850,426	$1,520,209	$2,571,191	$2,180,017
Add back:
Non-cash stock-based compensation	37,435	42,094	69,339	84,150
Adjusted EBITDA of non-controlling interest	$1,887,861	$1,562,303	$2,640,530	$2,264,167